Exhibit 4.4


     NUMBER                          A4S LOGO                            UNITS


U                                                        SEE REVERSE FOR CERTAIN
                                                       DEFINITIONS CUSIP _______

                               A4S SECURITY, INC.
              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

This Certifies that

is the owner of

                     FULLY PAID AND NON-ASSESSABLE UNITS OF
                               A4S SECURITY, INC.

transferable on the books of the Corporation by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. Each Unit (a "Unit") consists of one (1) share of common stock, no par value per share (the "Common Stock"), of A4S Security, Inc., a Colorado corporation (the "Corporation"), and one (1) redeemable warrant to purchase one share of Common Stock (the "Warrant"). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $ per share (subject to adjustment). The Warrants will become exercisable beginning , 2005 and will expire unless exercised before 5:00 p.m., New York City Time, on , 2010, or earlier upon redemption.

     This Certificate is not valid until countersigned and registered by the Transfer Agent.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the facsimile seal of the Corporation.

Dated:


-----------------                                          ------------------
                           A4S SECURITY, INC.
SIGNATURE TO COME        CORPORATE SEAL COLORADO           SIGNATURE TO COME
                                    X
-----------------                                          ------------------

   SECRETARY                                                    PRESIDENT

Countersigned and Registered:



                         CORPORATE STOCK TRANSFER, INC.

By
                                                             Authorized Officer

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



The Common Stock and Warrants comprising the Units represented by this Unit Certificate are not transferable separately prior to separation. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement, dated as of , 2005, between the Corporation and Corporate Stock Transfer, Inc., as Warrant Agent, and are subject to the terms and provisions contained therein and on the face of the certificates issued pursuant thereto, all of which terms and provisions the holder of this Unit Certificate consents to by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of the Warrant and to the exercise price of such Warrant upon the occurrence of certain events set forth in the Warrant Agreement. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 3200 Cherry Creek Drive South, Denver, Colorado 80209 and are available to any Warrant holder on written request and without cost.

     The registered holder of this Unit Certificate hereby is entitled, at any time after the separation of the Units, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate and one Warrant Certificate representing one Warrant to purchase one share of Common Stock for each Unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Transfer Agent together with any documentation required by such agent.

     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS UNIT CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT CORPORATE STOCK TRANSFER, INC.

     The Corporation will furnish to any shareholder, upon request and without charge, a full statement of the voting and other powers, designations, preferences, limitations, restrictions and relative, participating, optional, or other special rights of each class of stock or series thereof which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such powers, preferences and/or rights. Any such request is to be addressed to the Corporation.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common           UNIF GIFT MIN ACT      Custodian
TEN ENT -- as tenants by the entireties                    (Cust)        (Minor)
JT TEN -- as joint tenants with right       of survivorship under Uniform
         and not as tenants in common        Gift to Minors  Act ________
                                                                 (State)

     Additional abbreviations may also be used though not in the above list.


     For Value Received,       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


_______________________________________________


_______________________________________________


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________


________________________________________________________________________________


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Units represented by the within certificate, and do hereby irrevocably constitute and appoint


________________________________________________________________________________
Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated   _____________________________



________________________________________________________________________________

        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed

By ___________________________________________


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK-BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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